Exhibit 10.7

UNCONDITIONAL GUARANTY OF LEASE

THIS UNCONDITIONAL GUARANTY OF LEASE (this “Guaranty”) dated as of this 10th day of June, 2021, is given by ASSISTED 4 LIVING, LLC, a Nevada corporation (“Guarantor”), to CRETE PLUS FIVE PROPERTY, L.L.C., a Delaware limited liability company, IOWA LINCOLN COUNTY PROPERTY, L.L.C., a Delaware limited liability company, MUSCATINE TOLEDO PROPERTIES, L.L.C., a Delaware limited liability company, and AVERY STREET PROPERTY, L.L.C., a Delaware limited liability company (collectively, “Lessor”).

I

Recitals

1.1 Description of Lease. Lessor and IANE Properties I, LLC, a Florida limited liability company and IANE PROPERTIES II, LLC, a Florida limited liability company (collectively, “Lessee”), have entered into that certain Master Lease dated as of May 13, 2015, as amended by a First Amendment to Master Lease dated September 6, 2019, a Second Amendment to Master Lease dated October 7, 2019, a Third Amendment to Master Lease dated January 31, 2020, a Fourth Amendment to Master Lease dated July 22, 2020, and a Consent Agreement and Fifth Amendment to Master Lease (the “Fifth Amendment”) dated of even date herewith (the “Lease”), pursuant to which Lessor is leasing to Lessee certain nursing home facilities listed on the Schedule attached to the Lease.

1.2 Inducement. Guarantor hereby acknowledges receipt of an executed copy of the Lease and that the Lease will economically benefit Guarantor. Guarantor hereby also acknowledges that Lessor, as consideration and inducement for Lessor entering into the Fifth Amendment requires that Guarantor execute and deliver this Guaranty. This Guaranty is made by Guarantor in order to induce Lessor to enter into the Fifth Amendment.

II

The Guaranty

2.1 Guaranty. Guarantor hereby absolutely, unconditionally and irrevocably guarantees:

(a) The prompt payment of each installment of Base Rent and Additional Rent (all as defined in the Lease) when and as the same become due under the terms of the Lease;

(b) The prompt payment of all other rent (as defined in the Lease) payable by Lessee to Lessor or any other person under the terms of the Lease, including, without limitation, tax and any other deposits required under the terms of the Lease and damages due to default by Lessee under the Lease; and the Lease;

(c) The full and timely performance of each and every other obligation of Lessee under for which Guarantor shall be jointly and severally liable with Lessee and each other guarantor (the items described in clauses (a), (b) and (c) above are hereinafter referred to as the “Guarantee Obligations”).

2.2 Guarantor absolutely and unconditionally, covenants and agrees that, in the event that Lessee is unable to, or does not, pay, perform or satisfy any of the obligations or liabilities of Lessee under the Lease (the “Lessee’s Liabilities”) in a full and timely manner, for any reason, including, without limitation, the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition, or readjustment of, or other similar proceedings affecting, the status, composition, identity, existence, assets or obligations of Lessee, or the disaffirmance or termination of any of the Lessee’s Liabilities in or as a result of any such proceedings, Guarantor shall pay, perform or satisfy the Lessee’s Liabilities and that no such occurrence shall in any way reduce or affect the Guarantee Obligations hereunder. Upon the occurrence of a default in the prompt payment, timely performance and satisfaction in full of Lessee’s Liabilities, all of the Guarantee Obligations shall, at the election of Lessor, become immediately due and payable.

2.3 Guarantor shall be directly and primarily liable with Lessee, for all of the Lessee’s Liabilities. Lessor’s rights under this Guaranty shall be exercisable by action against Guarantor individually or joined with any action against Lessee or any other guarantor. Lessor need not proceed against Lessee or any other guarantor or resort to any property or other security held by Lessor as security for Lessee’s Liabilities or exhaust its remedies against Lessee or exercise any of the other remedies available to Lessor under the Lease, prior to, concurrently with or after proceeding against Guarantor individually to collect the full amount of the Guarantee Obligations hereunder. In the event that Lessor may have collected all or any part of Lessee’s Liabilities and a claim for repayment of all or any part thereof is made against Lessor, the liability of Guarantor hereunder as to the amount so collected but subject to such claim shall not be discharged or affected and shall be reinstated as to such amount.

This Guaranty is absolute, independent and continuing under all circumstances, and is a guaranty of payment and performance, not of collection.

III

Other Provisions

3.1 Actions by Lessor Not to Affect Liability. The liability of Guarantor hereunder shall not be affected by:

(a) The renewal, extension, modification or termination of the Lease by lapse of time or otherwise (all of which are hereby authorized by Guarantor) or a release or limitation of the liability of Lessee or Lessee’s estate under the Lease in any bankruptcy or insolvency proceeding;

(b) Any extension in the time for making any payment due under the Lease or for performing any other obligation under the Lease or acceptance of partial payment or performance from Lessee;

(c) The acceptance or release by Lessor of any additional security for the performance of Lessee’s obligations under the Lease;

(d) The failure during any period of time whatsoever of Lessor to attempt to collect any amount due under the Lease from Lessee or to exercise any remedy available under such Lease or any other security instrument given as security for performance of the same, in the event of a default in the performance by Lessee of the terms of the Lease;

(e) Any assignment(s) or successive assignments of Lessee’s interest under the Lease, whether or not Lessor had knowledge thereof or consented thereto or any subletting or successive subletting of the Demised Premises (as defined in the Lease) whether or not Lessor had knowledge thereof or consented thereto;

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(f) Any assignment or successive assignments of Lessor’s interest under the Lease (whether absolute or as collateral);

(g) Any changed, expanded or different use of the Demised Premises whether or not Lessor had knowledge thereof or consented thereto;

(h) The assertion by Lessor against Lessee of any rights or remedies reserved or granted to Lessor under the Lease, including the commencement by Lessor of any proceedings against Lessee;

(i) Any subletting of the Demised Premises or any part thereof, or any assignment or other transfer, by operation of law or otherwise, of any or all of Lessee’s interest in the Lease whether or not Lessor had knowledge thereof or consented thereto; or

(j) Any dealings, transactions or other matter occurring between Lessor and Lessee;whether or not Guarantor shall have knowledge or have been notified of or agreed to any of the foregoing.

3.2 Waivers. Guarantor hereby expressly waives:

(a) Notice of acceptance of this Guaranty;

(b) Presentment, demand, notice of dishonor, protest and notice of protest, and all other notices whatsoever, including, without limitation, notice of any event or matter described in Section 3.1 hereof;

(c) Any and all claims or defenses based upon lack of diligence in:

(i) collection of any amount the payment of which is guaranteed hereby;

(ii) protection of any collateral or other security for the Lease;

(iii) realization upon any other security given for the Lease; or

(iv) the discharge, liquidation or reorganization of Lessee in bankruptcy or the rejection of the Lease by Lessee or a trustee in bankruptcy;

(d) Any and all defenses of suretyship;

(e) The benefit of all appraisement, valuation, marshalling, forbearance, stay, extension, redemption, homestead, exemption and moratorium laws nor or hereafter in effect;

(f) Any rights against Lessee arising because of Guarantor’s payment of any of the Guarantee Obligations by way of subrogation of Lessor’s rights or otherwise; and

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(g) Any defense based on Lessor’s negligence in administering the Lease, or taking or failing to take any action in connection therewith.

3.3 Representations and Warranties of Guarantor. Guarantor hereby represents and warrants to Lessor that:

(a) This Guaranty has been validly executed and delivered by Guarantor and is the valid, legal and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms;

(b) Guarantor is not in default under any agreement, the effect of which could materially adversely affect the performance of its obligations under this Guaranty; and

(c) There are no actions, suits or proceedings pending or, to the best of Guarantor’s knowledge, threatened against Guarantor before any court or governmental authority of any kind which could materially adversely affect the performance of its obligations under this Guaranty.

(d) The execution, delivery and performance of this Guaranty by Guarantor shall not violate, conflict with or constitute a default under: (i) any law, statute, code, regulation, court order or decree or governmental requirement binding upon Guarantor, or (ii) any contract, agreement, indenture or undertaking binding upon Guarantor or any of its properties or to which Guarantor is a party.

3.4 Covenants of Guarantor. Guarantor covenants and agrees that:

(a) Guarantor shall not sell, lease, transfer, convey or assign any of its assets if such action would have a material adverse effect on Guarantor’s business or financial condition or otherwise materially adversely affect the performance of its obligations under this Guaranty;

(b) Guarantor hereby subordinates and shall cause any entity which Guarantor directly or indirectly controls to subordinate, any claims or liens Guarantor or such entity may now or hereafter have against Lessee of any kind whatsoever to Lessee’s Liabilities; and

(c) In addition to and not in limitation of the covenants set forth in Section 3.4(a), Guarantor shall not cause or permit any sale, transfer, pledge, assignment or encumbrance of: (i) any share of capital stock or other securities of Lessee, or (ii) any other direct or indirect ownership interest or voting rights in Lessee, whether voluntarily, involuntarily, by operation of law or otherwise.

3.5 Nature of Remedies. No delay or omission on the part of Lessor in the exercise of any right or remedy hereunder shall operate as a waiver thereof. All remedies of Lessor hereunder shall be in addition to, and exercisable consecutively or concurrently in any combination with, any and all remedies available to Lessor by operation of law or under the Lease, and Lessor may exercise its remedies hereunder without the necessity for any suit or proceedings of any kind or nature against Lessee and without the necessity of any notice to Lessee or Guarantor of nonpayment, nonobservance, nonperformance or other default by Lessee under the Lease. Lessor’s rights under this Guaranty shall be exercisable by action against Guarantor separately or joined with any action against Lessee or any other guarantor.

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3.6 Costs of Collection. Notwithstanding any provision of this Guaranty to the contrary, in the event of the enforcement of this Guaranty by Lessor, Lessor shall be entitled to collect from Guarantor Lessor’s costs of collection, including, without limitation, reasonable attorneys’ fees.

3.7 Mechanic’s Liens or Other Liens. Notwithstanding any provision of this Guaranty to the contrary, in the event that any mechanic’s liens, laborer’s and/or materialman’s claims (collectively, the “Mechanic’s Liens”) are filed against the Leased Property (as defined in the Lease), or any part thereof, Lessor shall be entitled pursuant to this Guaranty to collect from Guarantor, from and after the expiration or earlier termination of the Lease, the total aggregate amount of the Mechanic’s Liens.

3.8 No Subrogation. Guarantor shall not be subrogated to any of the rights of Lessor under the Lease, or in or to all of the Demised Premises, or any of them, or to any other rights of Lessor by reason of any of the provisions of this Guaranty or by reason of the performance by Guarantor of any of its obligations hereunder and Guarantor shall look solely to Lessee for recoupment.

3.9 Assignment. This Guaranty shall not be assignable by Guarantor, but shall be binding upon the successors to and legal representatives of Guarantor. This Guaranty shall be assignable by Lessor and shall inure to the benefit of its successors and assigns.

3.10 Governing Law Consent to Jurisdiction. This Guaranty shall be governed by, and construed in accordance with, the law of the State of Illinois. To induce Lessor to accept this Guaranty, Guarantor irrevocably agrees that, subject to Lessor’s sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS GUARANTY, SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. GUARANTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE AND WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON GUARANTOR, AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO GUARANTOR AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

3.11 Severability. If any term, restriction or covenant of this Guaranty is deemed illegal or unenforceable, all other terms, restrictions and covenants and the application thereof to all persons and circumstances subject hereto shall remain unaffected to the extent permitted by law; and if any application of any term, restriction or covenant to any person or circumstances is deemed illegal, the application of such term, restriction or covenant to other persons and circumstances shall remain unaffected to the extent permitted by law.

3.12 Intentionally omitted.

3.13 Intentionally omitted.

[Signature Pages Follow This Page]

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IN WITNESS WHEREOF. the undersigned have executed this Unconditional Guaranty of Lease as of the day and year first above written.

GUARANTOR:

Assisted 4 Living, Inc., a Nevada corporation

By:	/s/ Louis Collier
Name:	Louis Collier
Title:	CEO

Address:

5115 East State Road 64
Bradenton, Florida 34208

Attention:Louis Collier
Telephone: (941) 758-4745